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                                                                 Exhibit 10.28

                               GENZYME CORPORATION

                         1998 DIRECTOR STOCK OPTION PLAN

1.     GENERAL; PURPOSE.

       This 1998 Director Stock Option Plan dated March 6, 1998 (the "Plan") governs options to purchase common stock, $0.01 par value ("Common Stock"), of Genzyme Corporation (the "Company") granted on or after the date hereof by the Company to members of the Board of Directors of the Company (the "Board") who are not also officers or employees of the Company. The Plan constitutes an amendment and restatement of the Company's 1988 Director Stock Option Plan (the "Prior Plan") and supersedes the Prior Plan, the separate existence of which shall terminate on the effective date of this Plan. The rights and privileges of holders of options outstanding under the Prior Plan shall not be adversely affected by the foregoing action.

       The purpose of the Plan is to attract and retain qualified persons to serve as Directors of the Company and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

2.     ADMINISTRATION OF THE PLAN; GOVERNING LAW.

       Grants of stock options under the Plan shall be automatic as provided in
Section 7. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by a committee consisting of all Directors of the Company who are not eligible to participate in the Plan, and such determination shall be final and binding upon all persons having an interest in the Plan. This Plan shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

3.     PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN.

       Members of the Board who are not also officers or employees of the Company shall be eligible to participate in the Plan.

4.     SHARES SUBJECT TO THE PLAN.

       (a) Genzyme General Division Common Stock ("Genzyme General Stock"), Genzyme Biosurgery Division Common Stock ("Genzyme Biosurgery Stock") and Genzyme Molecular Oncology Division Common Stock ("Genzyme Molecular Oncology Stock") are series of the Company's Common Stock that may be granted under this Plan. The aggregate number of shares of each series of Common Stock that may be issued upon exercise of options granted under this Plan is:

        o  Genzyme General Stock                 340,000
        o  Genzyme Biosurgery Stock              127,640
        o  Genzyme Molecular Oncology  Stock     140,000

In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options, shall be appropriately adjusted by the Board (whose determination shall be conclusive) so as to preserve the value of the option.

       (b) In the event of a consolidation or merger of the Company with another corporation where the

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Company's stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he or she would have been entitled to receive upon the occurrence of such event if he or she had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option or, if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation; provided, however, that in lieu of the foregoing the Board may make such other provision as it may consider equitable to holders and in the best interests of the Company.

       (c) Whenever options under this Plan (including options outstanding under the Prior Plan as of the effective date of this Plan) lapse or terminate or otherwise become unexercisable, the shares of Common Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

5.     NONSTATUTORY STOCK OPTIONS.

       All options granted under this Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

6.     FORM OF OPTIONS.

       Options granted hereunder shall be in such form as the Board may from time to time determine.

7.     GRANT OF OPTIONS AND OPTION TERMS.

       (a) AUTOMATIC GRANT OF OPTIONS. At each annual meeting of the stockholders of the Company, those Directors to be elected or re-elected at that meeting who are eligible to receive options under this Plan shall automatically be granted, for each year of the term of office to which they are elected, options to purchase 4,000 shares each of Genzyme General, Genzyme Biosurgery and Genzyme Molecular Oncology Stock. In addition, upon the election of an eligible Director under this Plan other than at an annual meeting of stockholders (whether by the Board or the stockholders and whether to fill a vacancy or otherwise), such Director shall automatically be granted options to purchase the number of shares of Genzyme General Stock, Genzyme Biosurgery Stock and Genzyme Molecular Oncology Stock described in the preceding sentence for each year or portion thereof of the term of office to which he or she is elected. The "Date of Grant" for options granted under this Plan shall be the date of election or re-election as a Director, as the case may be. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board. As used herein, "Fair Market Value" for each series of the Common Stock shall mean the closing sale price of such series as reported by the Nasdaq National Market or the principal securities exchange or over-the-counter market on which such series is listed or quoted on the Date of Grant of such options or, if such series is not then listed on the Nasdaq National Market or any securities exchange or quoted in the over-the-counter market, the fair market value of such series as determined in good faith by the Board.

       (b) OPTION PRICE. The option price per share for each option granted under this Plan shall be equal to the Fair Market Value of the series of Common Stock with respect to which the option is exercisable.

       (c) TERM OF OPTION. The term of each option granted under this Plan shall be ten years from the Date of Grant.

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       (d) PERIOD OF EXERCISE. Options granted under this Plan shall become exercisable on the date of each annual meeting of stockholders following their Date of Grant, if and only if the option holder is a member of the Board at the opening of business on that date. Directors holding exercisable options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such options at the time they ceased being a Director for the full unexpired term of such option. Upon the death of a Director, those entitled to do so under the Director's will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Director at the time of his or her death. Options granted under this Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any options may be exercised after the expiration of ten years from their Date of Grant.

       (e) METHOD OF EXERCISE AND PAYMENT. Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full option price for the shares of Common Stock as to which they are exercised. The option price shall be paid in cash or by check. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

       (f) TRANSFERABILITY. Options granted under this Plan may be transfered without consideration (or for such consideration as the committee may from time to time deem appropriate) by the holder thereof to any Family Member of such director; PROVIDED, HOWEVER, that no subsequent transfer of such option shall be permitted except for transfers: (i) to a Family Member of such director; (ii) back to the director; or (iii) pursuant to the applicable laws of descent and distribution. For this purpose, "Family Member" shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including any adoptive relationships, and any other person sharing the transferor director's household (other than as a tenant or employee); (ii) any trust in which any of the persons described in clause (i) holds a greater than 50% beneficial interest; (iii) any foundation in which any of the persons described in clause (i) or the transferor director controls the management of assets; or (iv) any other entity in which any of the persons described in clause (i) or the director holds more than 50% of the voting interests.

       (g) AMENDMENT. In addition to the rights set forth in Section 4(b) of this Plan, the Board may amend or modify any outstanding option in any respect, provided that the optionee's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the optionee.

8.     LIMITATION OF RIGHTS.

       (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither this Plan, nor the granting of an option or any other action taken pursuant to this Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an optionee as a Director for any period of time or at any particular rate of compensation.

       (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. Directors shall have no rights as a stockholder with respect to the shares covered by their options until the date they exercise such options and pay the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

9.     EFFECTIVE DATE; AMENDMENT OR TERMINATION.

       Subject to the approval of the stockholders of the Company, this Plan shall be effective as of March 6,


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1998. Prior to such approval, options may be granted under this Plan expressly subject to such approval. The Board may amend or terminate this Plan at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

10.    STOCKHOLDER APPROVAL.

       This Plan is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the votes properly cast by holders of the shares of Common Stock of the Company present, or represented and entitled to vote, at a meeting duly held in accordance with the laws of The Commonwealth of Massachusetts. In the event such approval is not obtained, all options granted under this Plan shall be void and without effect.



                                       Approved by directors on March 6, 1998
                                       Approved by stockholders on May 28, 1998
                                       Amended by directors on March 24, 2000
                                       Approved by stockholders on May 26,1999
                                       Amended by directors on December 18, 2000




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